SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 27, 2003

Inverness Medical Innovations, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

Certain matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include a statement that Inverness Medical Innovations, Inc. (the “Company”) intends to continue the operations of of ABI (as defined below). Actual results may materially differ due to numerous risks and uncertainties, including, without limitation, the operational integration associated with the transaction and other risks generally associated with such transactions; the potential market acceptance of the Company’s and ABI’s current and future products; the intensely competitive environment in the Company’s and ABI’s markets which could reduce the Company’s market share or limit its ability to increase market share; the efficacy and the safety of ABI’s products; the ability to manufacture or acquire sufficient quantities of product for development and commercialization activities; the ability of the Company to successfully develop and commercialize new products and technologies; and the risks and uncertainties described in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation, those risks and uncertainties described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 2.                             ACQUISITION OF APPLIED BIOTECH, INC.

On August 27, 2003, Inverness Medical Innovations, Inc., acquired all of the stock of Applied Biotech, Inc. (“ABI”) from Erie Scientific Company, a wholly-owned subsidiary of Apogent Technologies Inc.  ABI, located in San Diego, California, is a developer, manufacturer and distributor of rapid diagnostic products in the areas of women’s health, infectious disease and drugs of abuse testing.  In the transaction, the Company also acquired ABI's wholly-owned subsidiary, Forefront Diagnostics, Inc. Forefront develops, manufactures and distributes rapid diagnostic products for drugs of abuse testing. The Company intends to continue the current operations of ABI and Forefront.

In exchange for all of the stock of ABI, the Company paid Apogent 692,506 shares of Inverness common stock and $13,400,000 in cash. The shares were issued in a private placement, and the Company has agreed to register the shares for resale.  The Company financed the cash portion of purchase price by amending and restating its current senior credit facilities, led by General Electric Capital Corporation d/b/a GE Healthcare Financial Services, whereby the aggregate amount of the senior credit facilities was increased to $70 million from $55 million.  Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., provided the increased funding under the amended and restated credit facilities.

The acquisition of ABI, including the purchase price, was negotiated at arm’s length between the Company and Apogent.  Neither the Company or any director or officer of the Company was affiliated with or had a material relationship with Apogent.

ITEM 7.                             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)                                      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The financial statements of ABI required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but not later than November 10, 2003.

b)                                     PRO FORMA FINANCIAL INFORMATION

The pro forma financial information required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but not later than November 10, 2003.

c)                                    EXHIBITS

The following exhibits are filed with this document.

Exhibit Number	Description

+2.1	Stock Purchase Agreement, dated as of July 30, 2003, by and among Inverness Medical Innovations, Inc., Applied Biotech, Inc. and Erie Scientific Company

+ The Company agrees to furnish supplementally to the Securities and Exchange Commission (the “Commission”) a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

	BY:	/s/ Jay McNamara
Jay McNamara Associate General Counsel & Assistant Secretary

Dated: September 10, 2003

EXHIBIT INDEX

Exhibit Number	Description

+2.1	Stock Purchase Agreement, dated as of July 30, 2003, by and among Inverness Medical Innovations, Inc., Applied Biotech, Inc. and Erie Scientific Company

+ The Company agrees to furnish supplementally to the Securities and Exchange Commission (the “Commission”) a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.